Exhibit 99.3

                             SUREWEST COMMUNICATIONS
                                200 Vernon Street
                               Roseville, CA 95661

                                December 15, 2005

Jay B. Kinder
SureWest Communications
200 Vernon Street
Roseville, CA  95661

Dear Jay:

         SureWest Communications ("SureWest") is most appreciative of your valued contributions during your 43 years of service. As has been discussed, you have advised SureWest of your intention to retire as Senior Vice President and Chief Operating Officer of SureWest Telephone and SureWest Directories effective December 31, 2005. In response to the request by SureWest's Board of Directors in view of certain ongoing operating and strategic initiatives requiring your continuing assistance, you have agreed to continue to provide services to SureWest thereafter as a consultant for the twelve-month period commencing January 1, 2006 and ending December 31, 2006. This letter confirms the arrangements between SureWest and you.

         1.       Status. You shall continue as Senior Vice President and Chief
                  ------
Operating Officer of SureWest Telephone and SureWest Directories through and including December 31, 2005, on which date you will retire as an employee. Beginning January 1, 2006, you shall serve as a consultant to SureWest and be treated as an independent contractor, and you have no right to bind SureWest, and you shall not hold yourself as an authorized agent of SureWest with power to bind SureWest in any manner. From and after January 1, 2006, you shall not sign an agreement on behalf of SureWest or otherwise undertake any obligation on behalf of SureWest without the express prior written consent of the Chairman.

         2.       Services. From January 1, 2006 through December 31, 2006, you
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shall assist SureWest's President and Chief Executive Officer with such transition services as requested, and will assist the Chairman of the Board of Directors with attention to ongoing strategic and operating initiatives, as requested by the Chairman. You will report to the President and Chief Executive Officer.

         3.       Compensation. Commencing January 1, 2006, you shall render
                  ------------
your consulting services to SureWest as an independent contractor at a rate of $5,000 per month through and including the month of December 2006. In addition, SureWest shall pay on your behalf, the amount of any COBRA payments for your coverage for the months beginning January 2006 through December 2006 inclusive.

         4.       Expenses.  SureWest will reimburse you for reasonable business
                  --------
travel, entertainment and other expenses incurred by you in the furtherance of the performance of your services thereunder, to be approved in advance by the President and Chief Executive Officer to the extent such expenses for a single item exceed $250.

Jay B. Kinder
December 15, 2005
Page 2

         5.       Nonexclusive.  You retain the right to perform services for
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others beginning January 1, 2006, provided such services do not represent a conflict of interest with respect to SureWest. Specifically, SureWest reserves the right to terminate this agreement if,

                  (i) you render services for any organization or engage directly or indirectly with any business which, in the opinion of SureWest, competes with or is in conflict with the interests of SureWest, or

                  (ii) you disclose to anyone outside of SureWest, or use in other than SureWest's business, any confidential information or material relating to the business of SureWest, either during or after employment with SureWest.

         6.       Taxes.  Beginning January 1, 2006, you will not be an employee
                  -----
for any purpose, including for federal or state income tax purposes. SureWest will not take any action or provide you with any benefits or commitments inconsistent with the understanding. In particular, with respect to compensation for services after January 1, 2006:

                  (i) SureWest will not withhold FICA (Social Security) from any payments;

                  (ii) SureWest will not make state or federal unemployment insurance contributions on your behalf;

                  (iii) SureWest will not withhold state and federal income tax from any payments;

                  (iv) SureWest will not make disability insurance contributions on your behalf; and

                  (v) SureWest will not obtain worker's compensation insurance on your behalf.

You acknowledge and agree that SureWest will report all payments by SureWest to you under this agreement relating to the period on and after January 1, 2006 as non-employee compensation under IRS Form 1099-MISC. You shall be solely responsible for the payment of all taxes assessed against or associated with your services after January 1, 2006.

         7.       Term.  This agreement will become effective as of
                  ----
January 1, 2006 and will continue in effect through December 31, 2006, subject to SureWest's termination right pursuant to Section 5 hereof.

         8.       Confidentiality. You acknowledge and agree that pursuant to
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this agreement you may have continued access to confidential or proprietary information of SureWest, including without limitation information and material concerning or pertaining to SureWest's business, that such information is confidential and proprietary to SureWest ("SureWest Information"), and that you shall not use, copy, or disclose SureWest Information in whole or in part in any manner or to any person, firm, or corporation unless such use, copying, or disclosure is necessary to accomplish the consulting services and has been authorized in advance in writing by SureWest.

Jay B. Kinder
December 15, 2005
Page 3

         9.       Consulting Services Rights. All copyrights, patents, trade
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secrets, rights or other intellectual property rights associated with any ideas, reports, submissions, concepts, techniques, inventions, processes, improvements, developments, works of authorship, or other products developed or created by you during the course of providing any of their services shall belong exclusively to SureWest, and SureWest is the sole, exclusive, worldwide, perpetual owner of all right, title and interest thereto.

         10.      Entire Agreement of the Parties. This agreement constitutes
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the entire agreement between the parties and supersedes all previous communications, agreements, promises, representations, understandings, and negotiations, whether written or oral, between the parties with respect to the subject matter of this agreement. If any part or provision of this agreement is determined to be invalid or unenforceable, the remainder of this agreement shall be interpreted to achieve the goals or intent of the stricken or waived provisions to the extent such interpretation is consistent with applicable law. All waivers under this agreement and all modifications, amendments, or alterations hereto must be made in writing and signed by both parties. This agreement shall be governed by and construed in accordance with the laws of California (without reference to any conflicts of laws rules that would require the application of the laws of any other jurisdiction.

         11.      Successors and Assigns. SureWest and you each binds itself and
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himself, and its and his successors and assigns, to the other party and to the successor and assigns of such other party with respect to all covenants, agreements and obligations contained in this agreement. Your obligations are personal to you, and you acknowledge that SureWest has entered into this agreement in reliance on your ability and agreement to perform your obligations accurately, promptly, competently, and completely. You shall not assign, transfer, or delegate the agreement nor any of his rights or duties under this agreement (whether by operation of law, merger acquisition, or otherwise) without the prior written consent of SureWest. In the event of a purported assignment or delegation by SureWest, such assignment or delegation shall be voidable at SureWest's option.

                                      * * *

Jay B. Kinder
December 15, 2005
Page 4

         If you are in agreement with the foregoing, please execute a copy of this letter and return it to me.

                                             Sincerely yours,

                                             SUREWEST COMMUNICATIONS


                                             By   /s/ Kirk C. Doyle
                                                  ------------------------------
                                                  Kirk C. Doyle
                                                  Chairman

Agreed and Accepted:

/s/ Jay B. Kinder
---------------------------
Jay B. Kinder